Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

In connection with the consummation of the business combination on June 25, 2021 pursuant to that certain Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated as of February 16, 2021, by and among Origin Materials, Inc. (f/k/a Artius Acquisition Inc.) (“Artius” or the “Company”), Zero Carbon Merger Inc., a Delaware corporation and direct, wholly owned subsidiary of the Company (“Merger Sub”), and Micromidas, Inc., a Delaware corporation doing business as Origin Materials (“Legacy Origin”) (the “Business Combination”), the registrant changed its name from Artius Acquisition Inc. to Origin Materials, Inc.

The following unaudited pro forma condensed combined balance sheet as of March 31, 2021 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and for the three months ended March 31, 2021 present the combination of the financial information of the Company and Legacy Origin after giving effect to the following transactions:

•

the Business Combination, which involved the holders of 43,880,956 shares of the Company’s Class A Ordinary Shares exercising their right to redeem their shares for cash at a redemption price of approximately $10.0040;

•

the purchase by certain purchasers of an aggregate of 20,000,000 shares of common stock of the Company (“Common Stock”) for a purchase price of $10.00 per share and pursuant to separate subscription agreements dated February 16, 2021 (the “PIPE”);

•

the purchase by certain funds managed by affiliates of Apollo Capital Management, L.P. of 3,000,000 shares of Common Stock for a purchase price of $10.00 per share and pursuant to a purchase agreement dated June 14, 2021 (the “Backstop Transaction”); and

•

the purchase by certain purchasers of an aggregate of 1,300,001 shares of Common Stock for a purchase price of $10.00 per share and pursuant to a purchase agreement dated June 23, 2021 (the “Additional Subscription”) and certain other adjustments.

Collectively these transactions are referred to as the pro forma adjustment, as described in the accompanying notes. The Company and Legacy Origin are collectively referred to herein as the “Companies,” and the Companies, subsequent to the Business Combination, the PIPE, the Backstop Transaction and the Additional Subscription, are referred to herein as the “Combined Company”.

On February 16, 2021, the Company, Merger Sub, and Legacy Origin entered into the Merger Agreement, which provided that Legacy Origin would be merged with and into Merger Sub, with Legacy Origin surviving the Merger. After giving effect to the Business Combination, the Company owned, directly or indirectly, all of the issued and outstanding equity interests of Legacy Origin and its subsidiaries and became the Combined Company. Legacy Origin equity holders hold a portion of the Common Stock of the Combined Company.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 combines the historical balance sheet of Artius as of March 31, 2021 with the historical balance sheet of Legacy Origin as of March 31, 2021 on a pro forma basis as if the Business Combination and the other related events contemplated by the Merger Agreement, summarized below, had been consummated on March 31, 2021.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 and for the three months ended March 31, 2021 combines the historical audited condensed statement of operations of Artius for the period from January 24, 2020 (inception) to December 31, 2020 and the unaudited condensed statement of operations of Artius for the three months ended March 31, 2021 with the historical audited condensed consolidated statement of operations of Legacy Origin for the year ended December 31, 2020 and the unaudited condensed consolidated statement of operations of Legacy Origin for the three months ended March 31, 2021 on a pro forma basis as if the Business Combination and the other related events contemplated by the Merger Agreement, summarized below, had been consummated on January 1, 2020, the beginning of the earliest period presented.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes, which are included in the Company’s final prospectus and definitive proxy statement, dated May 27, 2021 (the “Prospectus”), and filed with the Securities and Exchange Commission (the “SEC”):

•	the historical unaudited consolidated financial statements of Legacy Origin as of and for the three months ended March 31, 2021;

•	the historical unaudited financial statements of Artius as of and for the three months ended March 31, 2021;

•	the historical audited condensed financial statements of Artius as of December 31, 2020 and for the period from January 24, 2020 (inception) to December 31, 2020;

•

the historical audited consolidated financial statements of Legacy Origin as of and for the year ended December 31, 2020 and the historical audited consolidated financial statements of Legacy Origin as of and for the year ended December 31, 2019; and

•

other information relating to Artius and Legacy Origin included in the Prospectus, including the Merger Agreement and the description of certain terms thereof set forth under the sections titled “The Merger Agreement and Related Agreements” and “The Business Combination.”

The unaudited pro forma condensed combined financial information should also be read together with the section titled “Artius Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Origin Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information included in the Prospectus.

Other Related Events in connection with the Business Combination

Other related events that took place in connection with the Business Combination are summarized below:

•	the PIPE, the Backstop Transaction and the Additional Subscription;

•

during the period the Earnout Shares (as defined in the Prospectus) may be issued, Artius Acquisition Partners LLC will subject 4.5 million shares issued and outstanding of common stock of the Combined Company (“Combined Company Common Stock”), comprised of three separate and equal tranches, to potential forfeiture to the Company for no consideration until the occurrence of the respective earnout triggering events as more fully described in the Prospectus (the “Sponsor Vesting Shares”); and

•

during the period Earnout Shares may be issued, the Combined Company may issue to certain holders of Legacy Origin’s securities up to 25 million shares of additional Combined Company Common Stock, comprised of three separate and equal tranches, upon the occurrence of the respective earnout triggering events as more fully described in the Prospectus. The issuance of the Earnout Shares would dilute all Combined Company common stock outstanding at that time.

Accounting Treatment of the Business Combination

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Artius is treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of the Combined Company will represent a continuation of the financial statements of Legacy Origin with the Business Combination treated as the equivalent of Legacy Origin issuing stock for the net assets of Artius, accompanied by a recapitalization. The net assets of Artius will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Legacy Origin in future reports of the Combined Company.

Legacy Origin has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

•	The board of directors of the Company initially has nine members, and Legacy Origin had the ability to nominate the three of the members of the board of directors;

•	Legacy Origin’s senior management comprises the senior management roles of the Company and is responsible for the day-to-day operations;

•	the Company has assumed the “doing business as” name of Legacy Origin; and

•

The intended strategy and operations of the Company continues Legacy Origin’s strategy and operations as a carbon negative materials company with a mission to enable the world’s transition to sustainable materials.

The Sponsor Vesting Shares and the Earnout Shares are accounted for as liability classified equity instruments that are earned upon achieving the applicable earnout triggering events, which include events that are not indexed to the common stock of Legacy Origin.

Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The adjustments in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an illustrative understanding of the Combined Company upon consummation of the Business Combination in accordance with GAAP. Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial information are described in the accompanying notes.

The unaudited pro forma condensed combined financial information has been presented for illustrative purposes only and is not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination, the PIPE, the Backstop Transaction and the Additional Subscription occurred on the dates indicated, and does not reflect adjustments for any anticipated synergies, operating efficiencies, tax savings or cost savings. Any cash proceeds remaining after the consummation of the Business Combination and the other related events contemplated by the Merger Agreement are expected to be used for general corporate purposes. The unaudited pro forma condensed combined financial information does not purport to project the future operating results or financial position of the Combined Company following the completion of the Business Combination. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial information and are subject to change as additional information becomes available and analyses are performed. Artius and Legacy Origin have not had any historical relationship prior to the transactions. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The following summarizes the pro forma Combined Company Common Stock issued and outstanding immediately after the Business Combination, excluding the Sponsor Vesting Shares:

	Shares	%
Legacy Origin - Combined Company Common Stock	70,266,925	48.6%
Legacy Origin, options	7,945,956	5.5%

Total Origin Business Combination shares	78,212,881	54.1%
Artius public shareholders	28,569,044	19.7%
Holders of Artius sponsor shares	13,612,500	9.4%
PIPE Investors and Backstop Investors	24,300,001	16.8%

Pro Forma Common Stock	144,694,426	100.0%

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF MARCH 31, 2021

(in thousands)

	As of March 31, 2021
	Artius (Historical)	Legacy Origin (Historical)	Transaction Accounting Adjustments	Note 3	Pro Forma Combined
ASSETS
Current Assets
Cash	$359	$8,872	$724,779	(a)	$473,423
			(25,358)	(b)
			(39,246)	(c)
			200,000	(d)
			(395,983)	(i)
Restricted cash	—	565	—		565
Other receivable	—	27	—		27
Grants receivable	—	—	—		—
Prepaid expenses and other current assets	242	147	—		389

Total Current Assets	$601	9,611	464,192		474,404

Property, plant, and equipment, net	—	46,356	—		46,356
Intangible assets, net	—	250	—		250
Cash and securities held in Trust Account	724,779	—	(724,779)	(a)	—

Total Assets	725,380	56,217	(260,587)		521,010

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Accounts payable	2	2,731	(2,556)	(c)	177
Accrued expenses	166	1,443	(359)	(j)	1,160
			(90)	(c)
Derivative liability	61,020	3,826	(3,826)	(j)	61,020
Shareholder convertible note payable	—	12,742	(12,742)	(j)	—
Promissory note - related party	—	—	—		—
Deferred underwriting fee payable	25,358	—	(25,358)	(b)	—

Total Current Liabilities	86,546	20,742	(44,931)		62,357

PPP Loan	—	906	—		906
Canadian Government Research and Development Program Liability	—	6,271	—		6,271
Redeemable convertible preferred stock warrants liability	—	67,342	(67,342)	(k)	—
Stockholder note	—	5,189	—		5,189
Related party other liabilities, long-term	—	5,568	—		5,568
Earnout Liability	—	—	206,746	(l)	244,847
	—	—	37,214	(m)
			887	(o)
Other liabilities, long-term	—	2,500	—		2,500

Total Liabilities	86,546	108,518	132,574		327,638

Commitments

Class A ordinary share subject to possible redemption	633,834	—	(633,834)	(e)	—

Redeemable convertible preferred stock, Series A	—	31,478	(31,478)	(f)	—
			—
Redeemable convertible preferred stock, Series B	—	41,125	(41,125)	(f)	—
Redeemable convertible preferred stock, Series C	—	23,380	(23,380)	(f)	—

Total Redeemable convertible preferred stock	633,834	95,983	(729,817)		—
Shareholders’ Equity (Deficit)
Class A ordinary share	1	—	7	(e)	10
			2	(f)
			2	(g)
			2	(d)
			(4)	(i)

Class B ordinary share	2	—	(2)	(g)	—

Common stock	—	—	—		—
Additional paid in capital	14,690	3,324	(36,600)	(c)	342,165
			633,827	(e)
			95,981	(f)
			(9,693)	(h)
			199,998	(d)
			67,342	(k)
			12,742	(j)
			(206,746)	(l)
			(37,214)	(m)
			1,380	(n)
			(887)	(o)
			(395,979)	(i)
Accumulated deficit	(9,693)	(152,459)	9,693	(h)	(149,654)
			4,185	(j)
			(1,380)	(n)
Accumulated other comprehensive income (loss)	—	851	—		851

Total Shareholders’ Equity (Deficit)	5,000	(148,284)	336,656		193,372

TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND SHAREHOLDERS’ EQUITY (DEFICIT)	$725,380	$56,217	$(260,587)		$521,010

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE

YEAR ENDED DECEMBER 31, 2020

(in thousands, except share and per share data)

	As of December 31, 2020		Transaction Accounting Adjustments	Note 3		Pro Forma Combined
	Artius (Historical) (Restated)	Legacy Origin (Historical) (Restated)
Operating Expenses:
Research and development	$—	$4,138	$3,956	(cc	)	$8,094
General and administrative	3,029	6,563	5,530	(cc	)	15,120
			(2)	(ee	)
Depreciation and amortization	—	479	—			479

Total operating expenses	3,029	11,180	9,484			23,693

Loss from operations	(3,029)	(11,180)	(9,484)			(23,693)

Other income (expense)
Interest expense	—	(342)	175	(aa	)	(167)
Interest income	213	—	—			213
Change in fair value of derivative liability	(23,060)	(1,088)	1,088	(dd	)	(23,060)

Change in fair value of redeemable convertible preferred stock warrants liability	—	(18,498)	19,233	(bb	)	735
Other income, net	4	805				809

Total other income (expense)	(22,843)	(19,123)	20,496			(21,470)

Net loss	$(25,872)	$(30,303)	$11,012			$(45,163)

Basic and diluted weighted average shares outstanding - Class A and Class B						136,748,470
Basic and diluted net loss per share - Class A and Class B						$(0.33)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR THE

THREE MONTHS ENDED MARCH 31, 2021

(in thousands, except share and per share data)

	As of March 31, 2021		Transaction Accounting Adjustments
	Artius (Historical)	Legacy Origin (Historical)		Note 3		Pro Forma Combined
Operating Expenses:
Research and development	$—	$1,309	$525	(aa	)	$1,834
General and administrative	912	3,948	855	(aa	)	2,429
			(3,286)	(ee	)
Depreciation and amortization	—	115	—			115

Total operating expenses	912	5,372	(1,906)			4,378

Loss from operations	(912)	(5,372)	1,906			(4,378)
Other income (expense)
Interest expense	—	(279)	212	(bb	)	(67)
Interest income	63	—	—			63
Change in fair value of derivative liability	17,029	(391)	391	(cc	)	17,029
Change in fair value of redeemable convertible preferred stock warrants liability	—	(48,109)	48,109	(dd	)	—
Other income, net	—	581				581

Total other income (expense)	17,092	(48,198)	48,712			17,606

Net loss	$16,180	$(53,570)	$50,618			$13,228

Basic and diluted weighted average shares outstanding - Class A and Class B						136,748,470
Basic and diluted net loss per share - Class A and Class B						$0.10

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

1. Basis of Presentation

The Business Combination is accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, Artius is treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination is treated as the equivalent of Legacy Origin issuing stock for the net assets of Artius, accompanied by a recapitalization. The net assets of Legacy Origin will remain at historical cost.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 gives pro forma effect to the Business Combination as if it had been consummated on March 31, 2021. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 and the year ended December 31, 2020 give pro forma effect to the Business Combination as if it had been consummated on January 1, 2020.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 has been prepared using, and should be read in conjunction with, the following:

•	Artius’s unaudited balance sheet as of March 31, 2021 and the related notes included in the Prospectus; and

•	Legacy Origin’s unaudited consolidated balance sheet as of March 31, 2021 and the related notes included in the Prospectus.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination. The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that Artius believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Artius believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Combined Company. They should be read in conjunction with the historical financial statements and notes thereto of Artius and Legacy Origin.

2. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only. The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to events that are (1) directly attributable to the Business Combination, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the results of the Combined Company. Artius and Legacy Origin have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the Combined Company filed consolidated income tax returns during the periods presented.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2021 are as follows:

(a)	Reflects the reclassification of cash held in the Trust Account (as defined in the Prospectus) that becomes available following the Business Combination.
(b)	Reflects the settlement of $25.4 million in deferred underwriting compensation.
(c)	Represents estimated combined transaction costs to be incurred by Artius and Legacy Origin of approximately $39.2 million for legal, financial advisory and other professional fees incurred in consummating the Business Combination. Of this amount, $1.9 million and $3.3 million was expensed by Legacy Origin and Artius during the year ended December 31, 2020 and period ended March 31, 2021, respectively, and $1.8 million and $2.6 million was accrued by Legacy Origin and Artius in Accounts Payable and Accrued Expenses, respectively, as of March 31, 2021.
(d)	Reflects proceeds of $200.0 million from the issuance and sale of 20,000,000 shares of Artius Class A Common Stock at $10.00 per share in the PIPE pursuant to the Subscription Agreements.
(e)	Reflects the reclassification of $634 million of Artius Class A Common Stock subject to possible redemption to permanent equity.
(f)

Reflects the conversion of 21,070,663 shares of Legacy Origin Preferred Stock and 1,285,164 shares of Legacy Origin Common Stock plus conversion of accumulated dividends on redeemable convertible preferred stock and convertible notes payable into 78,212,881 shares of Combined Company Common Stock.

(g)	Reflects the conversion of Artius Class B Common Stock held by the Sponsor into Combined Company Common Stock.
(h)	Reflects the elimination of Artius’s historical retained earnings.
(i)

Represents (i) the redemption of 43,880,956 shares of Artius Class A Common Stock by holders validly exercising their right to have such shares redeemed for a full pro rata portion of the trust account holding the proceeds from Artius’ initial public offering, calculated as of two business days prior to June 25, 2021, representing $438,983,333 in the aggregate and (ii) the purchase by certain investors of 4,300,001 shares of Artius Class A Common Stock at a price of $10.00 per share.

(j)	Reflects conversion of the bridge notes into Class A common stock upon the consumation of the Merger, net of debt discount, elimination of the related derivative liability and accrued interest.
(k)	Reflects the reclassification of Legacy Origin’s redeemable convertible preferred stock warrant liability to APIC as a result of the Legacy Origin’s redeemable convertible preferred stock warrants being net settled into shares of Legacy Origin common stock immediately prior to the Merger.
(l)	Reflects the preliminary estimated fair value of the Earnout Shares contingently issuable to holders of Origin Capital Stock (as defined in the Prospectus) and vested Origin Stock Options (as defined in the Prospectus) as of the Closing. The preliminary fair values were determined using the most reliable information available. The actual fair values could change materially once the final valuation is determined at the Closing. Refer to Note 4 for more information.
(m)	Reflects the preliminary estimated fair value of the Sponsor Vesting Shares contingently recallable from the Sponsor as of the Closing. The preliminary estimated fair values were determined using the most reliable information available. The actual fair values could change materially once the final valuation is determined at the Closing. Refer to Note 4 for more information.
(n)	Reflects the preliminary estimated fair value of the incremental compensation provided to holders of vested Origin Stock Options which under the terms of the Merger Agreement have been allowed to participate as holders of Origin Capital Stock for the rights to contingently receive a pro rata portion of the Earnout Shares upon achievement of the Earnout Triggering Events. There are no future service requirements related to the Earnout Triggering Events. The preliminary estimated fair values were determined using the Black-Scholes option-pricing model with the most reliable information available as the difference between the fair value of the modified award and the fair value of the original award immediately before it was modified. The actual fair values of the incremental compensation costs are subject to change as additional analyses are performed and such changes could be material once the final valuation as of the modification date is determined.
(o)	Reflects the contingent consideration payable to Legacy Origin’s financial advisor a portion of which is triggered at each earnout threshold.

Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 and for the three months ended March 31, 2021 are as follows:

(aa)	Reflects the preliminary estimated fair value of the incremental compensation to be provided to holders of vested Origin Stock Options in the form of certain accommodations made under the terms of the Merger Agreement to permit holders, without requiring exercise of their options, to participate as holders of Origin Capital Stock for the rights to contingently receive a pro rata portion of the Earnout Shares upon achievement of the Earnout Triggering Events. There are no future service requirements related to the Earnout Triggering Events. The preliminary estimated incremental compensation cost is based on the difference between the estimated fair value of the arrangements immediately after the Merger and the fair value of the awards immediately before the Merger based on their original terms. The fair values were estimated based on option-pricing models using the most reliable information and assumptions currently available which includes: volatility of 70%, risk free rate of approximately 0.17% and 0.35% at December 31, 2020 and March 31, 2021, respectively, expected term of 3 years and common stock value as of December 31, 2020 and March 31, 2021 of $23.54 and $21.56 per share, respectively. The actual fair values of the incremental compensation costs are subject to change as additional analyses are performed and facts and circumstances change to the closing date of the Merger, and such changes could be material once the final valuation as of the modification date is determined.
(bb)	Reflects the elimination of interest expense related to the bridge notes.
(cc)	Reflects elimination of the change in fair value of the derivative liability upon conversion of the bridge notes into Class A common stock on consumation of the Merger.
(dd)	Reflects the elimination of the redeemable convertible preferred stock warrant liability upon the consumation of the Merger.
(ee)	Reflects the elimination of nonrecurring transaction costs.

3. Loss per Share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding at the beginning of the periods presented. As the Business Combination is being reflected as if it had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented. Basic and diluted earnings per share are the same for each class of common stock because they are entitled to the same liquidation and dividend rights.

	Year-Ended December 31, 2020	Period-Ended March 31, 2021
Pro Forma net loss (in thousands)	$(45,163)	$13,228
Weighted average shares outstanding, basic and diluted - Class A and Class B	136,748,470	136,748,470
Net loss per share, basic and diluted - Class A and Class B	$(0.33)	$0.10
Weighted average shares calculation, basic and diluted - Class A and Class B
Artius public stockholders - Class A	28,569,044	28,569,044
Holders of Artius sponsor shares - Class A	13,612,500	13,612,500
PIPE Investors and Backstop Investors - Class A	24,300,001	24,300,001
Legacy Origin stockholders - Class A (1)	70,266,925	70,266,925

	136,748,470	136,748,470

4. Sponsor Vesting Shares and Earnout Shares

The Sponsor Vesting Shares and Earnout Shares are expected to be accounted for as liability classified equity instruments that are earned upon the achieving the Earnout Triggering Events (as defined in the Prospectus), which include events that are not indexed to the Combined Company Common Stock. The preliminary estimated fair value of the Sponsor Vesting Shares and Earnout Shares is $37.2 million and $206.7 million, respectively.

The estimated fair values of the Sponsor Vesting Shares and Earnout Shares were determined by using a Monte Carlo simulation valuation model using a distribution of potential outcomes on a monthly basis over the three-year Earnout Period (as defined in the Prospectus). The preliminary estimated fair values of Sponsor Vesting Shares and Earnout Shares were determined using the most reliable information available. Assumptions used in the preliminary valuation, which are subject to change at the Closing, were as follows:

Current stock price: the current stock price was set at the deemed value of $23.54 per share for Combined Company Common Stock.

Expected volatility: the volatility rate was determined by using an average of historical volatilities of selected industry peers deemed to be comparable to our business corresponding to the expected term of the awards.

Risk-free interest rate: The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of issuance for zero-coupon U.S. Treasury notes with maturities corresponding to the expected three year term of the Earnout Period.

Expected term: The expected term is the three year term of the Earnout Period.

Expected dividend yield: The expected dividend yield is zero as we have never declared or paid cash dividends and have no current plans to do so during the expected term.

The actual fair values of Sponsor Vesting Shares and Earnout Shares are subject to change as additional information becomes available and additional analyses are performed and such changes could be material once the final valuation is determined at the Closing.

COMPARATIVE SHARE INFORMATION

The comparative per share information sets forth summary historical per share information for Artius and Legacy Origin and unaudited pro forma condensed combined per share information after giving effect to the Business Combination.

The selected unaudited pro forma condensed combined book value information as of March 31, 2021 and for the year ended December 31, 2020 give pro forma effect to the Business Combination as if it had occurred on March 31, 2021 and December 31, 2020, respectively. The selected unaudited pro forma condensed combined net income (loss) per share and weighted average shares outstanding information for the three months ended March 31, 2021 and for the year ended December 31, 2020 give pro forma effect to the Business Combination as if it had occurred on January 1, 2020.

This information is only a summary and should be read in conjunction with the historical financial statements of Artius and Legacy Origin and related notes included elsewhere in the Prospectus. The unaudited pro forma condensed combined per share information of Artius and Legacy Origin is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial information and related notes included herein in the section titled “Unaudited Pro Forma Condensed Combined Financial Information.”

The unaudited pro forma condensed combined income (loss) per share information below does not purport to represent the income (loss) per share which would have occurred had the companies been combined during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma condensed combined book value per share information below does not purport to represent what the value of Artius and Legacy Origin would have been had the companies been combined during the periods presented.

	Artius (Historical)	Legacy Origin (Historical)	Combined Pro Forma	Legacy Origin equivalent pro forma per share data (2)
As of and for the Year Ended December 31, 2020 (Restated) (3)
Book value per share (1)	$0.17	(74.74)	1.20	2.54
Weighted average common shares outstanding—basic and diluted	21,242,273	1,285,202	136,748,470	2,869,441
Net loss per share—basic and diluted	$(1.23)	(23.58)	(0.33)	$(15.74)

As of and for the Period Ended March 31, 2021 (3)
Book value per share (1)	$0.16	(110.58)	1.41	2.99
Weighted average common shares outstanding—basic and diluted	28,815,514	1,355,762	136,748,470	2,869,441
Net loss per share—basic and diluted	$(0.56)	(39.51)	0.10	$4.61

(1)	Book value per share = Total equity/shares outstanding.
(2)	The equivalent pro forma basic and diluted per share data for Legacy Origin is based on the exchange ratio set forth in the Business Combination Agreement.
(3)	There were no cash dividends declared in the period presented.